EXHIBIT 2.6


                              ARTICLES OF AMENDMENT

       CANADA BUSINESS                                    LOI SUR LES SOCIETES
       CORPORATIONS ACT                                 COMMERCIALES CANADIENNES
           FORM 4                                              FORMULE 4
     ARTICLES OF AMENDMENT                                CLAUSES MODIFICATRICES
     (SECTION 27 OR 171)                                  (ARTICLES 27 OU 171)

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1 - Name of Corporation -                      2 - Corporation No. -
    Denomination de la societe                     N(Degree) de la societe

iQ Power Technology Inc.                           309945-8



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3 - The articles of the above-named        Les statuts de la societe ci-haut
 corporation are amended as follows:       mentionee sont modifies de la facon
                                           suivante:


A. Pursuant to s.173(1)(h) of the Canada Business Corporations Act, Article 3 is amended to change the issued and outstanding common shares without par value of the Corporation through the consolidation of every 2.5 such shares into 1 share.

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Date               Signature                     Description of Office -
March 30, 2000     Signed "Gregory A. Sasges"    Description du poste
                                                 Secretary
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FOR DEPARTMENTAL USE ONLY                      A L'USAGE DU MINISTERE SEULEMENT
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                                               Filed - Deposee

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